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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                        GREEN TREE FINANCIAL CORPORATION
                             A DELAWARE CORPORATION

                                   ARTICLE 1.

                                      Name

  The name of the Corporation is "Green Tree Financial Corporation."

                                   ARTICLE 2.

                               Registered Office

  The address of the registered office of the Corporation in Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Company.

                                   ARTICLE 3.

                                    Purpose

  The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE 4.

                               Authorized Shares

  The aggregate number of shares which this Corporation shall have authority to issue is 165,000,000 shares, divided into 150,000,000 common shares with a par value of $0.01 per share, which shall be known as "Common Stock," and 15,000,000 preferred shares with a par value of $0.01 per share, which shall be known as "Preferred Stock."

  A. Common Stock. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash, in property, or in shares of the capital stock of the Corporation. Each holder of record of the Common Stock shall have one vote for each share of Common Stock standing in such holder's name on the books of the Corporation and entitled to vote. The Common Stock shall have no special powers, preferences, or rights, or qualifications, limitations, or restrictions thereof.

  B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for series of the Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations, powers, preferences, and relative participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of the shares of such series including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

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    1. The designation and name of such series and the number of shares that shall constitute such series;

    2. The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue, and the dividend payment dates for such dividends;

    3. Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

    4. Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

    5. Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefore are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over the payment of dividends on the Common Stock;

    6. The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of affairs of the Corporation on shares of any other series or on the Common Stock;

    7. The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of Common Stock;

    8. The extent of the voting powers, if any, of the shares of such series;

    9. The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

    10. Any other preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, of the shares of such series.

  The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.

  All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall cumulate.

  Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

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                                   ARTICLE 5.

                              No Cumulative Voting

  There shall be no cumulative voting by the stockholders of the Corporation.

                                   ARTICLE 6.

                              No Preemptive Rights

  The stockholders of the Corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of the Corporation.

                                   ARTICLE 7.

                         Stockholder Voting Requirement

  Except as provided elsewhere in this Certificate of Incorporation, any agreement for consolidation or merger with one or more foreign or domestic corporations, amendment of this Certificate of Incorporation or dissolution of this Corporation may be authorized by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote.

                                   ARTICLE 8.

                         Certain Business Combinations

  A. In addition to an affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Article 8,

    1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Stockholder, or

    2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer, or other disposition (in one transaction or a series of transactions), other than in the ordinary course of business, to or with
  (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer, or other disposition would be, an Affiliate or Associate of an Interested Stockholder, directly or indirectly, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, or

    3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of an Interested Stockholder) of the Corporation or any Subsidiary, or both, to
  (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Stockholder, or

    4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder, or

    5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other

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  transaction (whether or not with or into or otherwise involving an
  Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger, or consolidation, or other transaction would be, an Affiliate or Associate of an Interested Stockholder,

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Certificate of Incorporation, in any agreement with any national securities exchange, or otherwise.

  B. The provisions of paragraph (A) of this Article 8 shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

    1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock and the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

      (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined), or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

      (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

    2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class and series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date, or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

    (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

    (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

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    3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determined in accordance with subparagraphs 1 and 2 of this paragraph shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares, or similar event;

    4. After an Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

      (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred stock;

      (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

      (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder;

    5. After an Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

    6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonable requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

  C. For the purposes of this Article 8:

    1. "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 5 of paragraph (A) of this
  Article 8.

    2. "Voting Stock" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.

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    3. "Person" shall mean any individual, firm, trust, partnership, association, corporation, or other entity.

    4. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

      (a) is the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

      (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

      (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of Public Transactions.

    For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    5. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange or in the over-the-counter market if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

    6. A person shall be a "beneficial owner" of any Voting Stock:

      (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

      (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

      (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    7. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1995.

    8. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined In Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1995) is owned, directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

    9. "Continuing Director" shall mean (A) any member of the Board of Directors of the Corporation who (1) is not an Affiliate or Associate of, and not a nominee of, an Interested Stockholder, and (2) was a member of the board prior to the time that any Interested Stockholder became an Interested

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  Stockholder, and (B) any successor of any such member who is not an
  Affiliate or an Associate of, and not a nominee of, such Interested Stockholder and is recommended to succeed any such member by a majority of all such members then on the Board of Directors.

    10. "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

    11. "Determination Date" shall mean the date on which an Interested Stockholder became an Interested Stockholder.

    12. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation or last reported sale price, whichever is applicable, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

    13. "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the Corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made.

  D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 8, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination constitute a Substantial Part of the assets of the Corporation or the Subsidiary, or both, (5) whether the requirements of paragraph (B) of this
Article 8 have been met, and (6) such other matters with respect to which a determination is required under this Article 8. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article 8.

  E. Nothing contained in this Article 8 shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

  F. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article 8.

                                   ARTICLE 9.

                     Purchases of Stock of the Corporation

  A. Except as otherwise expressly provided in this Article 9, the Corporation may not purchase any shares of Common Stock at a per-share price in excess of the Fair Market Price (as hereinafter defined) as of the time of such purchase from a person known by the Corporation to be a Substantial Stockholder (as hereinafter

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defined), unless such purchase has been approved by the affirmative vote of the holders of at least two-thirds of the shares of Common Stock voted thereon held by Disinterested Stockholders (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

  B. The provisions of this Article 9 shall not apply to (1) any purchase pursuant to an offer to purchase which is made on the same terms and conditions to the holders of all of the outstanding shares of Common Stock, (2) any open market purchase that constitutes a Public Transaction (as hereinafter defined).

  C. For the purposes of this Article 9:

    1. The terms "Person", "Public Transaction", "Beneficial Owner", "Affiliate", and "Associate" shall have the meanings given to them in
  Article 8 of this Certificate of Incorporation.

    2. "Substantial Stockholder" shall mean any person (other than any employee benefit plan or trust of the Corporation or any similar entity) who or which is the beneficial owner of shares of Common Stock constituting more than 10% of the combined voting power of the then outstanding Common Stock, and who or which acquired beneficial ownership of any such shares within the two-year period immediately prior to the date on which the Corporation purchases any such shares.

  For the purposes of determining whether a person is a Substantial Stockholder, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 5 below but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    3. "Disinterested Stockholders" shall mean those holders of Common Stock who are not Substantial Stockholders.

    4. "Fair Market Price" shall mean the highest closing sale price on the Composite Tape for New York Stock Exchange-Listed Stocks during the 30-day period immediately preceding the date in question of a share of Common Stock or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation or last reported sale price, whichever is applicable, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith.

    5. A person shall be a "beneficial owner" of any Voting Stock:

      (a) which such person or any of its Affiliates of Associates beneficially owns, directly or indirectly; or

      (b) which such person or any of its Affiliates of Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

      (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

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  D. A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 9, including without limitation (1) whether a person is a Substantial Stockholder, (2) the number of shares of Common Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a price is in excess of the Fair Market Price, (5) whether a purchase constitutes a Public Transaction and (6) such other matters with respect to which a determination is required under this Article 9. The good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all purposes of this Article 9.

  E. Nothing contained in this Article 9 shall be construed to relieve a Substantial Stockholder from any fiduciary obligation imposed by law.

  F. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with, or repeal this Article 9.

                                  ARTICLE 10.

                                   Directors

  A director may be removed by the holders of the majority of shares then entitled to vote at an election of directors, with or without cause.

                                  ARTICLE 11.

                             Stockholders' Actions

  No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

                                  ARTICLE 12.

                                     Bylaws

  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this Corporation, subject to the power of the shareholders to adopt, amend, or repeal such bylaws. Bylaws fixing the number of directors or their classifications, qualifications, or terms of office, or prescribing procedures for removing directors or filling vacancies in the Board may be adopted, amended or repealed only by (i) the Board of Directors, to the extent permitted by law, or (ii) the affirmative vote of the holders of 80% of the combined voting power of the then outstanding voting stock of this Corporation, voting as a single class, or such lesser percentage of the outstanding voting stock as may from time to time be provided in such Bylaws. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding voting stock, voting as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article 12.

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

                                  ARTICLE 13.

                       Limitation of Directors' Liability

  A Director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for the payment of an improper dividend or improper repurchase of the Corporation's stock under Section 174 of the General Corporation Law of the State of Delaware; (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law. Any repeal or modification of the foregoing provisions of this Article 13 by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE 14.

                                  Incorporator

  The name and the mailing address of the sole incorporator is:

    Name

    Drew S. Backstrand

    Mailing Address

    Green Tree Financial Corporation
    300 Landmark Towers
    St. Paul, MN 55102-1637

  In Witness Whereof, this Certificate has been subscribed this 21st day of March, 1995 by the undersigned who affirms that the statements made herein are true and correct.

                                          /s/ Drew S. Backstrand
                                          -------------------------------------
                                          Drew S. Backstrand
                                          Sole Incorporator

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